UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

JAKROO INC.

(Exact name of registrant as specified in its charter)

Nevada	333-217412	86-1565811
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5906 Stoneridge Mall Road Pleasanton, CA	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 485-7067

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [X]

Securities registered pursuant to Section 12(b) of the Act: None

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

On August 19, 2019, Jakroo Inc. (the “Company”) filed a Form 15 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15d-6 in order to cease its voluntary filing of periodic and current reports under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to the filing of the Form 15, the Company was current in all of its filing under the Exchange Act.

The Company’s decision to cease voluntarily filing reports with the SEC was previously approved by its board of directors. The primary reason for such decision was that the continued expenses incurred as a result of reporting with the SEC were not justified in light of the thin trading of the Company’s common stock and the costs associated with maintaining the Company’s reporting status. Notwithstanding the termination of its voluntary reporting with the SEC, the Company expects to continue posting its annual unaudited financial statements on its website, https://www.jakroo.com, as financial results become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jakroo Inc.

Date: August 22, 2019	By:	/s/ Weidong (Wayne) Du
Weidong (Wayne) Du
Chief Executive Officer